    As filed with the Securities and Exchange Commission on August 8, 1995


                                                       Registration No. 33-58731
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON , D.C. 20549
                                 _____________

                                AMENDMENT NO. 2
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       _________________________________
                           TELE-COMMUNICATIONS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                     84-1260157
              (State or other jurisdiction of     (I.R.S. Employer
              incorporation or organization)      Identification No.)

                                5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO  80111
                                 (303) 267-5500
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                      ____________________________________
                             STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                                TERRACE TOWER II
                                5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO  80111
                                 (303) 267-5500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                      ___________________________________
                                    Copy to:
                            CHARLES Y. TANABE, ESQ.
                            SHERMAN & HOWARD L.L.C.
                       633 SEVENTEENTH STREET, SUITE 3000
                            DENVER, COLORADO  80202
                                 (303) 297-2900
                      ___________________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  From time to time after the effective date of this Registration Statement as determined by the
                             Selling Stockholder.
                      ___________________________________

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

               Subject to Completion, dated August 8, 1995

PROSPECTUS
----------


                                2,000,000 SHARES

                           TELE-COMMUNICATIONS, INC.

                              CLASS A COMMON STOCK
                               ($1.00 PAR VALUE)

                             ____________________

          This Prospectus relates to 2,000,000 shares (the "Shares") of Class A Common Stock, $1.00 par value per share (the "Class A Common Stock"), of Tele-Communications, Inc., a Delaware corporation ("TCI" or the "Company"), to be offered and sold from time to time by a certain stockholder (the "Selling Stockholder") referred to in this Prospectus. The Company has been advised that the Shares may be sold from time to time by the Selling Stockholder in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices. To the extent required, the number of Shares to be sold, the purchase price, the name of any broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. The Selling Stockholder may also sell all or a portion of the Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, to the extent that such sales may be made in compliance with such Rule. See "Plan of Distribution." The Company knows of no selling arrangement between any broker-dealer and the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares but will bear certain of the expenses thereof. See "Plan of Distribution."

          The shares of the Company's Class A Common Stock and the Company's Class B Common Stock, par value $1.00 per share (the "Class B Common Stock"), are traded in the over-the-counter market on the Nasdaq National Market under the symbols TCOMA and TCOMB, respectively. The Class A Common Stock and the Class B Common Stock are identical in all respects except that each share of Class B Common Stock has ten votes per share and each share of Class A Common Stock has one vote per share. Each share of Class B Common Stock is convertible, at the option of the holder, into one share of Class A Common Stock. The Class A Common Stock is not convertible.

          The Selling Stockholder and any broker-dealers that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under such Act.

                               ____________________


              THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE
                  CERTAIN RISKS, SEE "RISK FACTORS," PAGE 4.

                               ____________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ____________________

                               _____________, 1995


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

          The Company was incorporated in 1994 under the name "TCI/Liberty Holding Company" for the purpose of combining the Company's predecessor, Tele-Communications, Inc. (renamed "TCI Communications, Inc." and referred to herein as "TCIC"), and Liberty Media Corporation ("Liberty"). On August 4, 1994 the mergers (the "TCI/Liberty Combination") of TCIC and Liberty with separate wholly owned subsidiaries of the Company were consummated and each of TCIC and Liberty became wholly owned subsidiaries of the Company. In connection with the TCI/Liberty Combination, the Company changed its name to Tele-Communications, Inc. and TCIC changed its name to TCI Communications, Inc. UNLESS THE CONTEXT INDICATES OTHERWISE, AS USED IN THIS PROSPECTUS THE TERM "COMPANY" MEANS, ON AND AFTER AUGUST 4, 1994, TELE-cOMMUNICATIONS, INC. (FORMERLY NAMED "TCI/LIBERTY HOLDING COMPANY") AND, BEFORE AUGUST 4, 1994, TCIC (FORMERLY NAMED "TELE-COMMUNICATIONS, INC."), AND THEIR RESPECTIVE CONSOLIDATED SUBSIDIARIES.


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at its regional offices at the following addresses: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

          The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted, as permitted by the rules and regulations of the Commission. For further information pertaining to the Shares, reference is made to the Registration Statement. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Company hereby incorporates in this Prospectus by reference the following documents filed by the Company with the Commission:

          (i) The Company's registration statement on Form 8-B as amended by Form 8-B/A (Amendment No. 1) (Commission File No. 0-20421);

          (ii) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 as amended by Form 10-K/A (Amendment No. 1) (Commission File No. 0-20421);

          (iii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (Commission File No. 0-20421);


          (iv)  The Company's Current Reports on Form 8-K dated January
      23, 1995, February 3, 1995 (as amended by Form 8-K/A), February 13, 1995, February 15, 1995, April 6, 1995, April 20, 1995 (as amended by Form 8-K/A), May 4, 1995 (as amended by Form 8-K/A) and July 26, 1995 (Commission File No. 0-20421); and

          (v) (a) Condensed Pro Forma Combined Statement of Operations (unaudited) of TCI/Liberty and Subsidiaries and accompanying Notes to Condensed Pro Forma Combined Financial Statements, December 31, 1993 (unaudited) included in the Company's Current Report on Form 8-K, dated April 6, 1994 (Commission File No. 0-5550); and (b) the financial statements and notes thereto of TeleCable Corporation as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31 1993, included in the Company's Current Report on Form 8-K, dated August 26, 1994 (Commission File No. 0-20421).

          All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

          The Company will provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that are incorporated by reference in this Prospectus). Written or oral requests for such copies should be directed to Stephen M. Brett, Executive Vice President and General Counsel, Tele-Communications, Inc., Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111 (Telephone (303) 267-5500).

                                 RISK FACTORS

          The following factors should be considered carefully before making an investment decision with respect to the Shares.

          Results of Operations. Although the Company had net earnings of $55 million for the year ended December 31, 1994, the Company incurred a net loss of $7 million for the year ended December 31, 1993 and a net loss of $8 million for the year ended December 31, 1992. Notwithstanding the losses it has incurred, the Company has been able to, and expects to continue to be able to, satisfy its debt service and other obligations as and when they become due. The Company's Operating Cash Flow (operating income before depreciation, amortization and other non-cash credits or charges) ($1,798 million, $1,858 million and $1,637 million for the years ended December 31, 1994, 1993 and 1992, respectively) has historically been sufficient to cover its interest expense ($785 million, $731 million and $718 million for the years ended December 31, 1994, 1993 and 1992, respectively). The Company's interest coverage ratio for the years ended December 31, 1994, 1993, and 1992 was 229%, 254% and 228%, respectively.
Operating Cash Flow is a measure of value and borrowing capacity within the cable television industry and is not intended to be a substitute for cash flows provided by operating activities, a measure of performance prepared in accordance with generally accepted accounting principles, and should not be relied upon as such. Operating Cash Flow, as defined, does not take into consideration substantial costs of doing business, such as interest expense, and should not be considered in isolation to other measures of performance.

          Another measure of liquidity is net cash provided by operating activities as reflected in the Company's consolidated statements of cash flows. Net cash provided by operating activities ($1,005 million, $1,251 million and $957 million in 1994, 1993 and 1992, respectively) reflects net cash from the operations of the Company available for the Company's liquidity needs after taking into consideration the aforementioned substantial costs of doing business not reflected in Operating Cash Flow. Amounts expended by the Company for its investing activities exceed net cash provided by operating activities.


                                  THE COMPANY

          The Company, through its subsidiaries and affiliates, is principally engaged in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. The Company also has investments in cable and telecommunications operations and television programming in certain international markets. The Company also has investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. The Company is a Delaware corporation and its executive offices are located at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000; telephone (303) 267-5500. TCIC and its predecessors have been engaged in the cable television business since the early 1950's.


                              SELLING STOCKHOLDER

          The Selling Stockholder is Daniel H. Garner. The Shares were acquired by the Selling Stockholder pursuant to that certain Agreement and Plan of Reorganization by and between the Company, Tempo DBS, Inc.("Tempo"), an indirect wholly owned subsidiary of the Company, Advanced Communications Corporation ("ACC"), a corporation wholly owned by the Selling Stockholder, and the Selling Stockholder, dated as of September 16, 1994 (the "Reorganization Agreement"). The Reorganization Agreement provided for the transfer to Tempo of ACC's authorizations from the Federal Communications Commission to construct and launch a direct broadcast satellite system for specified channels at 110 (degrees) West and for specified channels at 148 (degrees) West in exchange for the Shares in a transaction designed to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended. Immediately after the consummation of the transactions contemplated by the Reorganization Agreement, ACC was dissolved and the Shares were distributed to the Selling Stockholder in complete liquidation of ACC. In addition, the Reorganization Agreement provided for payment of $600,000 in cash directly to the Selling Stockholder as consideration for the representation, warranties, covenants, agreements, and indemnities made by the Selling Stockholder under the Reorganization Agreement. As of the date of this Prospectus, the Selling Stockholder does not own any shares of Class A Common Stock other than the Shares. The Selling Stockholder has not had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described above.


                              PLAN OF DISTRIBUTION

          All of the Shares offered hereby are being sold by the Selling Stockholder. The Company will not receive any of the proceeds from the sale of the Shares.

          The Company has been advised that the Shares may be sold from time to time by the Selling Stockholder, or by any pledgee or other successor in interest to the Selling Stockholder, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholder, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions).

          Any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to any of the foregoing means of distribution.

          At the time a particular offer of Shares is made by the Selling Stockholder or any pledgee or other successor in interest, a Prospectus Supplement, if required, will be distributed setting forth the name or names of any pledgee or other successor in interest (if applicable), and any other required information.

          Certain expenses in connection with the distribution of the Shares, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. The Selling Stockholder will bear his own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation received by broker-dealers.


                                 LEGAL MATTERS

          Certain legal matters with respect to the Shares will be passed upon by Sherman & Howard L.L.C., 633 Seventeenth Street, Denver, Colorado 80202. Certain members of Sherman & Howard L.L.C. serve as Assistant Secretaries of TCI.

                                    EXPERTS

          The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, and all related schedules, have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refer to the adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Investments in Certain Debt and Equity Securities," in 1994.

          The consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods) and the consolidated statements of operations, stockholders' equity, and cash flows of Liberty Media (a combination of certain programming interests and cable television assets of TCI Communications, Inc. (formerly Tele-Communications, Inc.)) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Periods), which appear in the current report on Form 8-K of TCI Communications, Inc. dated April 6, 1994, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes in 1993.

          The consolidated balance sheet of TeleWest Communications plc and subsidiaries as of 31 December 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended 31 December 1994, which appear in the 31 December 1994 Annual Report on Form 10-K of Tele-Communications, Inc., as amended, have been incorporated by reference herein in reliance upon the report of KPMG, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The consolidated balance sheets of QVC, Inc. and subsidiaries as of January 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1994, which appear in the current report on Form 8-K of Tele-Communications, Inc. dated February 3, 1995, as amended, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the January 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

          The combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., as defined in Note 1) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the current report on Form 8-K of Tele-Communications, Inc., dated April 20, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Finsterbusch Pickenhayn Sibille, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

          The financial statements of TeleCable Corporation and its subsidiaries as of December 31, 1993 and 1992 and for each of the two years in the period ended December 31, 1993, incorporated herein by reference to the Company's Current Report on Form 8-K dated August 26, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

          No dealer, salesman or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus or the Prospectus Supplement in connection with the offer made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus or the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date. This Prospectus and the Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to anyone to whom it is unlawful to make such offer or solicitation.

                                _______________


                               TABLE OF CONTENTS

                                                          Page
                                                          ----
     AVAILABLE INFORMATION...............................    2

     INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...    3

     RISK FACTORS........................................    4

     THE COMPANY.........................................    4

     SELLING STOCKHOLDER.................................    4

     PLAN OF DISTRIBUTION................................    5

     LEGAL MATTERS.......................................    5

     EXPERTS.............................................    6




                           TELE-COMMUNICATIONS, INC.

                              CLASS A COMMON STOCK
                               ($1.00 PAR VALUE)



                                _______________

                                   PROSPECTUS

                                _______________


                             _______________, 1995

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table shows the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered by the Company.

Securities and Exchange Commission filing fee..      $12,974.14
/*/Blue sky fees and expenses..................      $10,000.00
/*/Accounting fees and expenses................      $15,000.00
/*/Legal fees and expenses.....................      $12,500.00
/*/Printing expenses...........................      $ 5,000.00
/*/Miscellaneous expenses......................      $ 2,025.86
                                                     ----------
     /*/Total..................................      $57,500.00
                                                     ==========

--------

     * estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law (the "DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation against all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of an action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues, and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

          Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

          Article V, Section E of TCI's Restated Certificate of Incorporation, as amended (the "TCI Charter"), provides as follows:

          A.  Limitation on Liability

               To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          B.  Indemnification

               a. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               b. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

               c. CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               d. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

               e. OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          Article II, Section 2.9 of TCI's By-laws also contains an indemnity provision, requiring TCI to indemnify members of the Board of Directors and officers of TCI and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI, to the fullest extent provided by the laws of the State of Delaware and the TCI Charter.

          TCI has entered into indemnification agreements with each person who is a director of TCI (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI or is or was serving at TCI's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and (ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" of TCI (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI.

          The indemnification agreements impose upon TCI the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under the DGCL, TCI By-laws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that indemnitees be provided with the maximum coverage available for any director or officer of TCI if there is such a policy.

          TCI may purchase liability insurance policies covering its directors and officers.

          In addition, the Selling Stockholder has agreed to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act against certain liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

  Exhibit
  Number                   Description
  ------                   -----------
    4.1        Specimen Certificate for Class A Common Stock
               (Incorporated by reference herein to Exhibit 4.1
               of Registration Statement No. 33-54263, filed
               June 23, 1994.  Commission File No. 0-20421)

    4.2 Registrant's Restated Certificate of Incorporation (Incorporated by reference herein to Exhibit 3.1 of Registration Statement No.
               33-56135.  Commission File No. 20421)

    4.3 Registrant's By-laws (Incorporated by reference herein to Exhibit 3.4 of Registration Statement
               No. 33-54263, filed June 23, 1994.  Commission
               File No. 0-20421)

   *5 Opinion of Sherman & Howard L.L.C. regarding legality of issuance of Shares

   23.1        Consent of KPMG Peat Marwick LLP

   23.2        Consent of KPMG Peat Marwick LLP

   23.3        Consent of KPMG

   23.4        Consent of KPMG Peat Marwick LLP

   23.5        Consent of KPMG Finsterbusch Pickenhayn Sibille

   23.6        Consent of Price Waterhouse LLP

   23.7        Consent of Sherman & Howard L.L.C. (included in Exhibit 5)

  *24          Power of Attorney

--------
* previously filed

ITEM 17.  UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on August 8, 1995.

                              TELE-COMMUNICATIONS, INC.


                              By:   /s/ STEPHEN M. BRETT
                                 -----------------------------------------
                                    Stephen M. Brett
                                    Executive Vice President and Secretary


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett and Brendan R. Clouston, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature               Title                   Date
             ---------               -----                   ----
    /s/ BOB MAGNESS *        Chairman of the Board        August 8, 1995
-------------------------         and Director
Bob Magness

    /s/ JOHN C. MALONE *     Chief Executive Officer,     August 8, 1995
-------------------------    President, and Director
John C. Malone            (Principal Executive Officer)


/s/ DONNE F. FISHER *        Executive Vice President,
-------------------------    Treasurer, and Director       August 8, 1995
Donne F. Fisher           (Principal Financial Officer and
                           Principal Accounting Officer)


/s/ JOHN W. GALLIVAN *
-------------------------  Director                        August 8, 1995
John W. Gallivan

/s/ KIM MAGNESS *
-------------------------  Director                        August 8, 1995
Kim Magness

/s/ ROBERT A. NAIFY *
-------------------------  Director                        August 8, 1995
Robert A. Naify


/s/ JEROME H. KERN *       Director                        August 8, 1995
-------------------------
Jerome H. Kern


/s/ ANTHONY L. COELHO *    Director                        August 8, 1995
-------------------------
Anthony L. Coelho


/s/ R.E. TURNER *          Director                        August 8, 1995
-------------------------
R.E. Turner

By: /s/ STEPHEN M. BRETT                                   August 8, 1995
    ----------------------
    Stephen M. Brett as
    attorney-in-fact for each
    of the officers and directors
    designated by an asterisk (*)


                                 EXHIBIT INDEX

                                                                Page Number in
    Exhibit                                                      Sequentially
    Number                        Description                    Numbered Copy
    ------                        -----------                    -------------
     4.1      Specimen Certificate for Class A Common Stock
              (Incorporated by reference herein to Exhibit 4.1
              of Registration Statement No. 33-54263, filed
              June 23, 1994.  Commission File No. 0-20421)

     4.2       Registrant's Restated Certificate of Incorporation
              (Incorporated by reference herein to Exhibit 3.1 of Registration Statement No.33-56135. Commission
              File No. 20421)

     4.3 Registrant's By-laws (Incorporated by reference herein to Exhibit 3.4 of Registration Statement
              No. 33-54263, filed June 23, 1994.  Commission
              File No. 0-20421)

    *5 Opinion of Sherman & Howard L.L.C. regarding legality of issuance of Shares

    23.1      Consent of KPMG Peat Marwick LLP

    23.2      Consent of KPMG Peat Marwick LLP

    23.3      Consent of KPMG

    23.4      Consent of KPMG Peat Marwick LLP

    23.5      Consent of KPMG Finsterbusch Pickenhayn Sibille

    23.6      Consent of Price Waterhouse LLP

    23.7      Consent of Sherman & Howard L.L.C.
              (included in Exhibit 5)

   *24        Power of Attorney

--------
* previously filed